EXHIBIT 32 - CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (Issuer) on Form 10-Q for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (Report), I, Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Michael K. Simonte, Vice President - Finance & Chief Financial Officer of the Issuer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By: /s/ Richard E. Dauch                   By: /s/ Michael K. Simonte
Richard E. Dauch                                       Michael K. Simonte
Co-Founder, Chairman of the Board &                                                                  Vice President - Finance &
Chief Executive Officer                                                                                              Chief Financial Officer
July 28, 2006                                                                        July 28, 2006